Exhibit 99.4

Trammell Crow Company

Summarized Operating Data by Segment

(in thousands)

(UNAUDITED)

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2004	2003	2004	2003
	(A)	(A)		(A)
Global Services:
Total revenues	$320,370	$308,647	$170,159	$161,361
Operating costs and expenses	313,693	302,394	162,048	158,455
Income from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	6,677	6,253	8,111	2,906

Minority interest, before income taxes	(17)	262	(17)	404
Income from investments in unconsolidated subsidiaries, before income taxes	2,558	590	1,354	1,759
Income from continuing operations, before income taxes	9,218	7,105	9,448	5,069
Income from discontinued operations, before income taxes	—	253	—	—
Income before income taxes	9,218	7,358	9,448	5,069
Depreciation and amortization	5,122	8,464	2,360	4,716
Interest	286	1,149	158	423
EBITDA (B)	$14,626	$16,971	$11,966	$10,208

Development and Investment:
Total revenues	$21,954	$21,443	$12,800	$7,943
Operating costs and expenses	30,694	29,985	15,609	14,809
Loss from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	(8,740)	(8,542)	(2,809)	(6,866)

Minority interest, before income taxes	(1,078)	2,090	(1,018)	1,559
Income from investments in unconsolidated subsidiaries, before income taxes	9,160	7,153	78	5,892
Income (loss) from continuing operations, before income taxes	(658)	701	(3,749)	585
Income (loss) from discontinued operations, before income taxes	755	(553)	—	(175)
Income (loss) before income taxes	97	148	(3,749)	410
Depreciation and amortization (C)	1,004	993	509	520
Interest (D)	1,842	3,076	995	1,326
EBITDA (B)	$2,943	$4,217	$(2,245)	$2,256

Total:
Total revenues	$342,324	$330,090	$182,959	$169,304
Operating costs and expenses	344,387	332,379	177,657	173,264
Income (loss) from continuing operations before income taxes, minority interest interest and income from investments in unconsolidated subsidiaries	(2,063)	(2,289)	5,302	(3,960)

Minority interest, before income taxes	(1,095)	2,352	(1,035)	1,963
Income from investments in unconsolidated subsidiaries, before income taxes	11,718	7,743	1,432	7,651
Income from continuing operations, before income taxes	8,560	7,806	5,699	5,654
Income (loss) from discontinued operations, before income taxes	755	(300)	—	(175)
Income before income taxes	9,315	7,506	5,699	5,479
Depreciation and amortization (C)	6,126	9,457	2,869	5,236
Interest (D)	2,128	4,225	1,153	1,749
EBITDA (B)	$17,569	$21,188	$9,721	$12,464

(A) In accordance with the discontinued operations provisions of FAS 144, certain revenues and expenses for the three months ended March 31, 2004, and for the three and six months ended June 30, 2003, have been reclassified to conform to the presentation for the three months ended June 30, 2004. These reclassifications did not have any impact on net income or EBITDA.

(B) EBITDA represents earnings before interest, income taxes and depreciation and amortization. The Company believes that EBITDA is a meaningful measure of the Company’s operating performance, cash generation and ability to service debt. However, EBITDA should not be considered as an alternative to: (1) net earnings (determined in accordance with accounting principles generally accepted in the United States (“GAAP”)); (2) operating cash flow (determined in accordance with GAAP); or (3) liquidity. The Company also believes that EBITDA is sometimes useful to compare the operating results of companies within an industry due to the fact that it eliminates the effects of certain financing and accounting decisions. The Company’s calculation of EBITDA may, however, differ from similarly titled items reported by other companies.

(C)  Includes depreciation and amortization related to discontinued operations of $0 and $26 for the three and six months ended June 30, 2004, respectively, and $0 and $52 for the three and six months ended June 30, 2003, respectively.

(D)  Includes interest related to discontinued operations of $0 and $71 for the three and six months ended June 30, 2004, respectively, and $184 and $382 for the three and six months ended June 30, 2003, respectively.